                                                                 EXECUTION COPY


                             OPERATING AGREEMENT

                                      OF

                       THE B. MANISCHEWITZ COMPANY, LLC

                             OPERATING AGREEMENT
                                      of
                       THE B. MANISCHEWITZ COMPANY, LLC


                  OPERATING AGREEMENT (as amended from time to time, this "Agreement"), dated as of May 31, 1996, among The B. Manischewitz Company, LLC (the "LLC") and each of the persons identified as a Member on Schedule A attached hereto (such persons and their respective successors in interests being hereinafter referred to as a "Member" and collectively, the "Members").

         WHEREAS, the Members desire to form a limited liability company under the Delaware Limited Liability Company Act.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

                                  ARTICLE I

                    Definitions / Organization and Powers

                  1.1 Definitions: Rules of Construction. (a) When used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

                  "Act" means the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq. (as amended from time to time),

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  "Control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Depreciation" shall mean. with respect to any fiscal year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for federal income tax purposes, except that if the Gross Asset Value of the asset differs from its adjusted tax basis, Depreciation shall be determined in accordance with the methods used for federal income tax purposes and shall equal the amount that bears the same ratio to the Gross Asset Value of such asset as the depreciation. amortization or other cost recovery deduction computed for federal income tax purposes with respect to such asset bears to the adjusted federal income tax bases of such asset, provided, however, that if any such asset that is depreciable or amortizable has an adjusted federal income tax basis of zero, the rate of Depreciation shall be as determined by the Members.

                  "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except that (i) the Gross Asset Value of any asset contributed to the LLC shall be its gross fair market value (as agreed upon by the Members) at the time such asset is contributed or deemed contributed for purposes of computing Capital Accounts,
(ii) upon a contribution of money or other property to the LLC by a new or existing Member as consideration for Units and upon a distribution of money or other property to a retiring or continuing Member as consideration for Units, the Gross Asset Value of all of the assets of the LLC shall be adjusted to equal their respective gross fair market values (as determined by the Managers), provided that adjustments pursuant to this clause (ii) shall be made only if and to the extent that the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the LLC. (iii) the Gross Asset Value of any asset distributed in kind to any Member shall be the gross fair market value of such asset (as determined by the Managers) on the date of such distribution, and
(iv) the Gross Asset Value of any asset determined pursuant to clauses (i) or
(ii) above shall thereafter be adjusted from time to time by the Depreciation taken into account with respect to such asset for purposes of determining Net Profit or Net Loss.

                  "Majority in Interest" means, at any time, the Members who hold in the aggregate greater than 50% of the profits and capital interests of the LLC.

                  "Member" means any person holding a Unit and who shall be admitted as an additional or substituted Member pursuant to this Agreement, so long as they remain Members.

                  "Net Profit" or "Net Loss" shall mean, with respect to any fiscal year, the taxable income or loss of the LLC as determined for federal income tax purposes, with the following adjustments:

                           (i)  Such taxable income or loss shall be increased
by the amount, if any, of tax-exempt income received or accrued by the LLC;

                           (ii) Such taxable income or loss shall be reduced
by the amount, if any, of all expenditures of the LLC described in Section 705(a)(2)(B) of the Code, including expenditures treated as described therein under ss. 1.704(b)(2)(iv)(i) of the Treasury Regulations;

                           (iii) If the Gross Asset Value of any asset is
adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                           (iv) Gain or loss resulting from any disposition of
any asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such asset; and

                           (v)  In lieu of the depreciation, amortization, or
other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

Net profit and Net Loss shall not include any items specially allocated pursuant to Section 6.3 or 6.4. Any such specially allocated items shall be determined by applying rules analogous to those set forth above.

                  "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Unit" means, the ownership interest of a Member in the LLC, consisting of (i) such Member's ownership of Units and right to receive a portion of distributions, (ii) such Member's right to vote or grant or withhold consents with respect to LLC matters as provided herein or the Act, and (iii) such Member's other rights and privileges as herein provided.

                  1.2 Organization. The LLC has been formed by the filing of its Certificate of Formation (as amended or restated from time to time, the "Certificate") with the Secretary of State of the State of Delaware pursuant to the Act. The Certificate may be restated by the Members as provided in the Act or amended by the Chairman with respect to the address of the registered office of the LLC in Delaware and the name and address of its registered agent in Delaware. Other additions to or amendments of the Certificate shall be authorized as provided in Section 2.5. The Chairman (as defined in Section 2.3(c)) shall deliver a copy of the Certificate and any amendment thereto to any Member who so requests.

                  1.3 Purposes and Powers. The LLC shall have authority to engage in any lawful business, purpose or activity permitted by the Act and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person. together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the LLC.

                  1.4 Principal Place of Business. The principal office and place of business of the LLC shall initially be One Manischewitz Plaza, Jersey City, New Jersey 07302.

                  1.5 Fiscal Year. The fiscal year of the LLC shall end on December 31 in each year.

                                  ARTICLE II
                                   Members

                  2.1 Members. The initial Members of the LLC and their addresses shall be listed on Schedule A, and such schedule shall be amended from time to time by the Chairman to reflect any adjustment in the number of Units owned by each Member, new addresses for existing Members. and the withdrawal of Members or the admission of additional Members pursuant to this Agreement. Schedule A shall constitute the record list of the Members for all purposes of this Agreement.

                  2.2 Admission of New Members. Additional persons may be admitted to the LLC as Members and may participate in the profits, losses, distributions and capital contributions of the LLC upon such terms as are established by the Managers (as defined in Section 3. 1), which terms may include, by amendment of this Agreement, the establishment of classes or groups of Members having different relative rights, powers and duties, including without limitation, rights and powers which are superior to those of existing Members, or the right to vote as a separate class or group on specified matters. New Members shall be admitted at the time when all conditions to their admission have been satisfied, as determined by the Managers, and their identity, ownership of Units and capital contributions under Section 5.2 shall be established by amendment of Schedule A. Any person awarded an option or granted a warrant under a plan approved by the Managers and adopted by the Members shall automatically be admitted as a Member upon the exercise of such option or warrant, and Schedule A shall be amended to reflect such admission.

                  2.3 Meetings of Members.

                           (a)  There shall not be any regular meetings of the
Members. Meetings of Members may be called for any proper purpose at any time by any Member holding at least twenty percent (20%) of the outstanding Units. The Member calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given by such Member to each other Member not less than five (5) days nor more than sixty (60) days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice.

                           (b)  Persons holding not less than a Majority in
Interest of the Units shall constitute a quorum for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment which permits all Members present to hear each other. If less than a quorum of the Members is present, the meeting may be adjourned by the chairman to a later date, time and place. Notice of an adjourned meeting shall be given to all Members who did not attend the meeting so adjourned. When an adjourned meeting is reconvened, any business may be transacted which might have been transacted at the meeting as originally called.

                           (c)  The chairman elected by the Managers from time
to time (the "Chairman") shall preside at each meeting of the Members and shall determine the order of business and the procedures to be followed at such meeting of Members. The initial Chairman shall be Donald S. Keller.

                           (d)  When any notice is required to be given to any
Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                  2.4 Action Without a Meeting. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting if one or more written consents to such action is signed by the holders of not less than the minimum number of Units required to approve the action being taken. Such written consents shall be delivered to the Members at the principal office of the LLC within sixty (60) days after the first consent is so delivered. The President shall give prompt notice to all Members who did not consent of any action taken by written consent of Members without a meeting.

                  2.5 Voting Generally. Unless otherwise required by the Act or provided expressly in this Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of the holders of a Majority in Interest of the Units, as determined by the number of Units held by each Member specified on Schedule A, entitled to vote thereon. Except to the extent expressly provided in this Agreement, no Member shall have any right to vote, or to take any action under Section 2.4, with respect to any matter including without limitation any merger, consolidation, reorganization, recapitalization or sale of assets of the LLC.

                  2.6 Voting Rights. Except as otherwise provided in this Agreement or required by applicable law, the Members shall be entitled to vote on each matter on which members of an LLC formed pursuant to the Act have the right to vote. Each Member shall be entitled to one vote for each Unit held by such Member.

                  2.7 Liquidation. Upon any liquidation, dissolution or winding up of the LLC, the Members shall be entitled to participate in accordance with the positive capital account balances of the Members, and when such balances equal zero, ratably in accordance with the number of Units owned.

                  2.8 Limitation of Liability. Except as otherwise provided in the Act, no Member of the LLC shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member solely by reason of being a Member of the LLC. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the LLC. No Member shall have any responsibility to restore any negative balance in his capital account or to contribute to or in respect of the liabilities or obligations of the LLC except as required by the Act or other applicable law.

                  2.9 Liability of a Member to the LLC. When a Member has received a distribution made by the LLC in violation of this Operating Agreement or the Act, the Member is liable to the LLC for the amount of such distribution.

                  2.10 No Right to Withdraw. No Member shall have any right to resign or withdraw from the LLC or to receive any distribution or the repayment of his capital contribution, except distributions provided in
Section 6.1 and Article VII upon dissolution and liquidation of the LLC.

                  2.11 Rights to Information. Members shall have the right to receive from the Chairman upon request a copy of the Certificate and of this Agreement, as amended from time to time, and such other information regarding the LLC as is required by the Act, subject to reasonable conditions and standards established by the Members, which may include, without limitation. withholding or restrictions on the use of confidential information.

                  2.12 Priority and Return of Capital. Except as expressly provided in this Agreement, no Member shall have priority over any other Member, either as to the return of capital contributions or as to profits, losses or distributions; provided that this Section 2.14 shall not apply to loans (as distinguished from capital contributions) which a Member has made to the LLC.

                  2.13 Members and Managers Business with and Loans to the LLC. With the consent of the Managers, any Member or Manager may loan money to, act as surety for, or transact other business with the LLC, and, subject to other applicable laws, shall have the same rights and obligations with respect thereto as a Person who is not a Member or a Manager (including, but not limited to, the payment of commissions and fees), but no such transaction shall be deemed to constitute a capital contribution to the LLC and shall not increase the capital account of any Member engaging in any such transaction.

                  2.14 Outside Activity. Subject to the terms of any applicable employment contract or other agreement, each Member and Manager may engage in any capacity (as owner, employee, consultant, or otherwise) in any activity, whether or not such activity competes with or is benefitted by the business of the LLC, without being liable to the LLC or the other Members or Managers for any income or profit derived from such activity. No Member or Manager shall be obligated to make available to the LLC or any other Member or Manager any business opportunity of which such Member or Manager is or becomes aware.

                  2.15 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is sent or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

                                 ARTICLE III

                                  Management

                  3.1 Management. The business and affairs of the LLC shall be managed by a board of managers (each a "Manager," and collectively, the "Managers"). The Managers shall direct, manage and control the business of the LLC to the best of such Managers' ability and, except as expressly provided in this Agreement to the contrary, each Manager shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Managers shall deem to be reasonably required in light of the LLC's business and objectives, and, except as may be otherwise provided by the Managers, any Manager, Officer (appointed in accordance with Section 3.8 hereof) and any other person designated by any Manager shall have the power to make contracts, enter into transactions, and make and obtain any commitments on behalf of the LLC.

                  3.2 Number, Tenure, Removal, Oualifications. The initial number of Managers of the LLC shall be six. The initial Managers shall be Samuel P. Frieder, Albert Pastino, James A. Kohlberg, George W. Peck, IV, Robert D. Kroll and Donald Keller. The Managers shall be appointed by a Majority in Interest of the Members. Each Manager shall hold office until so removed by a Majority in Interest of the Members, or until such Manager's death, dissolution or resignation. Vacancies shall be filled by a Majority In Interest of the Members. The number of Managers of the LLC may be increased or decreased by a Majority in Interest of the Members.

                  A Manager need not be a resident of the State of Delaware nor a Member.

                  3.3 Liability for Certain Acts. A Manager of the LLC shall perform such management duties in good faith, in a manner such Manager reasonably believes to be in the best interests of the LLC, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Person who so performs such Person's duties shall not have any liability by reason of being or having been a Manager of the LLC.

                  In performing the management duties of a Manager, a Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in Sections 3.3(a), (b) and (c) unless such Manager has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

                           (a)  one or more employees or other agents of the
LLC whom the Manager reasonably believes to be reliable and competent in the matters presented;

                           (b)  counsel, public accountants, or other persons
as to matters that the Manager reasonably believes to be within such persons' professional or expert competence; or

                           (c)  a committee, upon which such Manager does not
serve, duly designated in accordance with the provisions of this Agreement, as to matters within its designated authority, which committee the Manager reasonably believes to merit confidence.

                  A Manager does not, in any way, guarantee the return of the Members' capital contributions or a profit for the Members from the operations of the LLC. A Manager shall not be responsible to any Member because of a loss of their investment in the LLC or a loss in the operations of the LLC, unless the loss shall have been the result of the Manager not acting in good faith as provided in this Section 3.3. The Managers shall be entitled to any other protection afforded to Managers under the Act.

                  3.4 Managers Have No Exclusive duty to the LLC. A Manager shall not be required to manage the LLC as such Manager's sole and exclusive function, and each Manager may have other, business interests and may engage in other activities in addition to those relating to the LLC.

                  3.5 Resignation. Any Manager may resign at any time by giving written notice to the Chairman, or in the case of Resignation of the Chairman, the remaining Managers. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  3.6 Management Fees. The Managers shall be entitled to receive fees or other compensation for serving as Managers as may be approved from time to time by the Managers. In addition, (i) consistent with the terms of this Agreement and applicable law, the LLC shall disburse the Managers for all costs incurred by them in connection with their service as Managers, and
(ii) Managers may receive compensation as employees of or consultants to the LLC. The fees hereunder are intended to constitute payments to partners other than in their capacity as such under Section 707(a) of the Code.

                  3.7 Tax Matters Partner. The LLC hereby designates MANO Holdings I, LLC as the "Tax Matters Partner" for the purposes of Code Section 6231 and the regulations promulgated thereunder. The Tax Matters Partner shall promptly advise each Member of any audit proceedings to be conducted with respect to the LLC.

                  3.8 Officers. The officers of the LLC shall be a Chief Executive Officer, a President, one or more Vice-presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The LLC also may have, at the discretion of the Managers, such other officers as may be appointed in accordance with the provisions of this
Section 3.8. Any number of offices may be held by the same person. Officers may, but need not, be Managers. Officers shall have the power to bind the LLC and enter into contracts and other agreements on behalf of the LLC.

                           (a)  Election of Officers. The officers of the LLC
shall be chosen by the Managers, and each shall serve at the pleasure of the Managers, subject to the rights, if any, of an officer under any contract of employment.

                           (b)  Additional Officers. The Managers may appoint
and may empower the Chief Executive Officer or the President to appoint such additional offices as the business of the LLC may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Managers (or, to the extent the power to prescribe authorities and duties of additional officers is delegated to him or her, the Chief Executive Officer or the President) may from time to time determine.

                           (c)  Removal and Resignation of Officers. Subject
to the rights, if any, of an officer under any contract of employment, any officer may be removed, with or without cause by the Managers or by such officer, if any, upon whom such power of removal may be conferred by the Managers. Any officer may resign at any time by giving written notice to the Managers. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the LLC under any contract to which the officer is a party.

                           (d)  Vacancies in Office. A vacancy in any office
because of death, resignation, removal, disqualification or other cause shall be filled by the Managers. The Chief Executive Officer or the President may make temporary appointments to a vacant office reporting to the Chief Executive Officer or the President pending action by the Managers.

                           (e)  Chief Executive Officer. The Chief Executive
Officer shall, subject to the control of the Managers, share with the President the general supervision, direction and control of the business and the offices of the LLC. He or she shall have the general power and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Managers or this Agreement.

                           (f)  President. The President shall, subject to the
control of the Managers, share with the Chief Executive Officer the general supervision, direction and control of the business and the officers of the LLC. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Managers or this Agreement.

                           (g)  Secretary. The Secretary shall keep or cause
to be kept at the principal place of business of the LLC, or such other place as the Managers may direct, a book of minutes of all meetings and actions of the Managers, committees or other delegates of the Managers and the Members. The Secretary shall keep or cause to be kept at the principal place of business of the LLC a register or a duplicate register showing the names of all Members and their addresses, the class and percentage Units in the LLC held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Managers (or committees or other delegates thereof) required to be given by this Agreement or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Managers, the Chief Executive Officer or the President or by this Agreement. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Managers, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Managers, the Chief Executive Officer, the President, or Secretary, may, from time to time, prescribe.

                           (h)   Treasurer. The Treasurer shall be the chief
financial officer of the LLC and shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the LLC. The books of account shall at all reasonable times be open to inspection by any Manager. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the LLC with such depositaries as may be designated by the Managers. He or she shall disburse the funds of the LLC as may be ordered by the Managers, shall render to the Chief Executive Officer, the President and the Managers, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial conditions of the LLC and shall have other powers and perform such other duties as may be prescribed by the Managers, the Chief Executive Office or the President or by this Agreement. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Managers, shall. in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Managers, the Chief Executive Officer, the President, or Treasurer, may, from time to time. prescribe.

                                  ARTICLE IV

                               Indemnification

                  4.1 Right to Indemnification. Except as limited by law and subject to the provisions of this Article, each Member, Officer and Manager (an "Indemnitee") shall be entitled to be indemnified and held harmless against any and all losses, liabilities and expenses, including attorneys' fees, arising from proceedings in which the Indemnitee may be involved, as a party or otherwise, by reason of its being a Member or Manager of the LLC, or by reason of its involvement in the management of the affairs of the LLC, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred. The rights of indemnification provided in this Article will be in addition to any rights to which the Indemnitee may otherwise be entitled by contract or as a matter of law and shall extend to its successors and assigns. In particular, and without limitation of the foregoing, the Indemnitee shall be entitled to indemnification by the LLC against reasonable expenses (as incurred), including attorneys' fees, incurred by the Indemnitee in connection with the defense of any action to which the Indemnitee may be made a party to the fullest extent permitted under the provisions of the Act or any other applicable statute.

                  4.2 Advance Payments. Except as limited by law, expenses incurred by the Indemnitee in defending any proceeding, including a proceeding by or in the right of the LLC, shall be paid by the LLC in advance of final disposition of the proceeding upon receipt of a written undertaking to repay such amount if such Indemnitee is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without regard to the financial ability of the Indemnitee to make repayment.

                  4.3 Heirs and Personal Representatives. The indemnification provided by this Article shall inure to the benefit of the heirs and personal representatives of each Indemnitee.

                  4.4 Non-Exclusivity. The provisions of this Article shall not be construed to limit the power of the LLC to indemnify its Members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

                  4.5 Amendment. No amendment or repeal of the provisions of this Article which adversely affects the rights of any Indemnitee under this Article with respect to the acts or omissions of such Indeminitee at any time prior to such amendment or shall apply to such Indemnitee without the written consent of such Indemnitee.

                                  ARTICLE V

                      Contributions and Capital Accounts

                  5.1 Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Member, including a Member who hereafter acquires an interest in the LLC, in accordance with the rules of
Section 704(b) of the Code and Treasury Regulation Sections 1. 704-1(b) and 1.704-2, including without limitation, the provisions regarding qualified income offsets, non-recourse deductions and minimum gain.

                  5.2 Capital Contributions. As an initial capital contribution to the LLC, MANO Holdings Corporation hereby contributes an undivided interest 100% of its assets and liabilities and KBMC Acquisition Company, L.P. hereby contributes $15,000,000. In exchange for such contribution, each Member shall receive that number of Units indicated on Schedule A. No Member shall be required to make any additional contribution to the capital of the LLC.

                                  ARTICLE VI

                        Distributions and Allocations

                  6.1 Distribution of LLC Funds. The holders of a Majority in Interest of the then outstanding Units may in addition to any other distributions required to be made hereunder, at any time cause the LLC to distribute cash to the Members in proportion to the ratio that the number of Units held by such Member bears to the total number of Units then outstanding; provided that, in the event if it is anticipated that the Members will recognize taxable income with respect to the LLC for any year, the Managers shall make a good faith estimate of the amount of such taxable income to be recognized by each of the Members, and distributions of LLC cash shall be made to each of the Members (at such times as may be appropriate to permit timely payment of taxes, including estimated taxes) in an amount equal to (x) the appropriate effective tax rate (as determined by the Managers) applicable to such Member or, in the case of taxable income that is passed through to the shareholders or partners of a Member that is a "Subchapter S" corporation or a partnership, such Member's shareholders or partners (in each case, such Member's "Effective Tax Rate"), (y) multiplied by the taxable income recognized by such Member. This Section 6.1 shall apply to all distributions other than distributions upon liquidation.

                  6.2 Distribution of Assets in Kind. No Member shall have the right to require any distribution of any assets of the LLC in kind. If any assets of the LLC are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the holders of a Majority in Interest of the then outstanding Units.

                  6.3 Allocation of Net Profit and Net Loss. Allocation of Net Profit and Net Loss shall be made to the Members in accordance with Sections 704(b) and (c) of the Code. Unless otherwise required, such allocations shall be made to the Members in proportion to the ratio that the number of Units held by such Member bears to the total number of Units then outstanding.

                  6.4 Certain Tax Matters.

                           (a)   Except as otherwise provided herein, all
items of LLC income, gain, deduction and loss shall be allocated among the Members in the same proportion as they share in the Net Profit and Net Loss to which such items relate. Any credits against income tax shall be allocated in proportion to the Members' respective numbers of Units.

                           (b)   Income, gain, loss or deductions of the LLC
shall, solely for income purposes, be allocated among the Members in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, so as to take account of any difference between the adjusted basis of the assets of the LLC and their respective Gross Asset Values in accordance with the traditional method with curative allocations set forth in Section 1.704-3(c) of the Treasury Regulations.

                                 ARTICLE VII
                            Transfers of Interests

                  7.1 General Restrictions on Transfer. No transfer of all or any part of a Member's Units shall be permitted other than (i) pursuant to the terms of the exercise by Banque Indosuez, as collateral agent, under the terms of the pledge agreement dated as of May 31, 1996 or (ii) for so long as MANO Holdings Corporation and KBMC Acquisition Company, L.P. are Members, with the prior written consent of the non-transferring Members, which consent may be withheld in their sole discretion; provided that at such time as MANO Holdings Corporation and KBMC Acquisition Company, L.P. are no longer Members, no transfers shall be permitted pursuant to this clause (ii).


                                 ARTICLE VIII

                  Dissolution, Liquidation, and Termination

                  8.1 Dissolution. The LLC shall dissolve and its affairs shall be wound up as provided for in Section 18-801 of the Act. If earlier, the LLC shall terminate on the bankruptcy of any Member.

                  8.2 Liquidation and Termination. On dissolution of the LLC, the Managers shall act as liquidating trustee or may appoint one or more Members as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the LLC and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a LLC expense. Until final distribution, the liquidating trustee shall continue to operate the LLC properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidating trustee are as follows:

                           (a)  as promptly as possible after dissolution and
again after final liquidation, the liquidating trustee shall cause an accounting to be made by a firm of independent public accountants of the LLC's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                           (b)  the liquidating trustee shall pay, satisfy or
discharge from LLC funds all of the debts, liabilities and obligations of the LLC (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

                           (c)  all remaining assets of the LLC shall be
distributed to the Members pursuant to Section 2.9.

                  8.3 Certificate of Cancellation. On completion of the distribution of LLC assets as provided herein, the LLC shall be terminated, and the Managers acting under Section 8.2 (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under the Act, cancel any other filings made pursuant to Section 1.1, and take such other actions as may be necessary to terminate the existence of the LLC.

                                  ARTICLE IX

                                 Certificates

                  9.1 Issuance of LLC Certificates. The Units of each Member in the LLC shall be represented by an LLC Certificate which shall be in the form set forth on the attached Exhibit A. Upon the execution of this Agreement and the payment of the capital contributions by the Members pursuant to
Section 5.2 hereof, the Managers shall cause the LLC to issue one or more LLC Certificates in the name of each Member certifying that the Person named therein is the record holder of the Units set forth herein.

                  9.2 Transfer of LLC Certificates. A Unit which is transferred in accordance with the terms of Section 7.1 of this Agreement shall be transferable on the books of the LLC by the record holder thereof in person or by such record holder's duly authorized attorney, but, except as provided in Section 9.3 hereof with respect to lost, stolen or destroyed certificates, no transfer of a Unit shall be entered until the previously issued LLC Certificate representing such Unit shall have been surrendered to the LLC and canceled and a replacement LLC Certificate issued to the assignee of such Unit in accordance with such procedures as the Managers may establish. The Managers shall issue to the transferring Member a new LLC Certificate representing the Units not being transferred by the Member, in the event such Member only transferred some, but not all, of the Units represented by the original LLC Certificate. Except as otherwise required by law, the LLC shall be entitled to treat the record holder of an LLC Certificate on its books as the owner thereof for all purposes regardless of any notice or assertion to the contrary.

                  9.3 Lost, Stolen or Destroyed Certificates. The LLC shall issue a new LLC Certificate in place of any LLC Certificate previously issued if the record holder of the LLC Certificate:

                           (a)  makes proof by affidavit, in form and
substance satisfactory to the Managers, that a previously issued LLC Certificate has been lost, destroyed or stolen;

                           (b)  the issuance of a new LLC Certificate before
the LLC has notice that the LLC Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                           (c)  if requested by the Managers, delivers to the
LLC a bond, in form and substance reasonably satisfactory to the Managers, with such surety or sureties and with fixed or open penalty as the Managers may direct, in their reasonable discretion. to indemnify the LLC against any claim that may be made on account of the alleged loss, destruction or theft of the LLC Certificate; and

                           (d) satisfies any other reasonable requirements
imposed by the Managers.

                  If the Member fails to notify the LLC within a reasonable time after it has notice of the loss, destruction or theft of an LLC Certificate, and a transfer of the Unit represented by the LLC Certificate is registered before receiving such notification, the LLC shall have no liability with respect to any claim against the LLC for such transfer or for a new LLC Certificate.

                                  ARTICLE X

                              General Provisions

                  10.1 Notices. All notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and shall be deemed effective, unless earlier received, (a) if given by facsimile, when such facsimile is transmitted to the applicable party at the facsimile number specified on Schedule A, the appropriate answer back is received and a copy is sent by a nationally recognized overnight courier service to such party at the address indicated on Schedule A, (b) three (3) days after being mailed by certified mail, return receipt requested, postage prepaid by the applicable party at the address indicated on Exhibit A, (c) one (1) business day after being sent by a nationally recognized overnight courier service to the applicable party at the address indicated on Exhibit A, or (d) when delivered either by hand or by messenger to the applicable party at the address indicated on Exhibit A.

                  10.2 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any person in the performance by that person of any obligations with respect to the LLC is not a consent or waiver to or of any other breach or default in the performance by that person of the same or any other obligations of that person with respect to the LLC. Failure on the part of a person to complain of any act of any person or to declare any person in default with respect to the LLC, irrespective of how long that failure continues, does not constitute a waiver by that person of his rights with respect to that default until the applicable statute-of-limitations period has run.

                  10.3 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument signed by the Members holding a Majority in Interest of the then outstanding Units; provided, however, that (a) an amendment or modification reducing a Member's Units (other than to reflect changes otherwise provided by this Agreement) is effective only with that Member's consent, and (b) an amendment or modification reducing the required number of Units for any consent or vote in this Agreement is effective only with the consent or vote of Members having the required number of Units theretofore required.

                  10.4 Binding Effect. Subject to the restrictions on transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of each of the Members and their respective heirs, legal representatives successors and assigns.

                  10.5 Governing Law, Severability. This Agreement shall be governed by, and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate, or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

                  10.6 Specific Performance. The parties agree that the failure of any party to perform the obligations provided by this Agreement could result in irreparable damage to the other parties, and that monetary damages alone would not be adequate to compensate the nondefaulting party for its or his injury. Any party shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by any party to enforce this Agreement, any party against which the action is brought shall waive the defense that there is an adequate remedy at law.

                  10.7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those actions, as requested by the Chairman.

                  10.8 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the LLC or for partition of the LLC's property.

                  10.9 Notice to Members of Provisions of this Agreement. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitations the restrictions on the transfer of Units set forth in Article VII, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

                  10.10 Counterparts. This Agreement may be executed in any number of counterparts each of which shall constitute an original but together shall constitute but one instrument.

                                 * * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under as of the date set forth above.

                              MANO HOLDINGS CORPORATION, a Delaware
                              corporation



                              By:    /s/ Richard Haine
                                     -----------------------------
                                     Richard Haine, Vice President


                              KBMC ACQUISITION COMPANY, L.P.

                              By:    KBMC Management L.P., its general partner

                                     By:   KBMC G.P., Inc.


                                           By:  /s/ Samuel Frieder
                                                -------------------
                                                Samuel Frieder, V.P.

                                  SCHEDULE A

                NAMES, ADDRESSES, INITIAL CAPITAL CONTRIBUTION
                           AND INTERESTS OF MEMBERS



Members                                          Interest             Units
-------                                          --------             -----
MANO HOLDINGS CORPORATION                         39.574%            3,957.4
One Manischewitz Plaza
Jersey City, NJ  07302

KBMC Acquisition Company, L.P.                    60.426%            6,042.6
111 Radio Circle
Mt. Kisco, NY  10549

                                  SCHEDULE A

                     (POST-MASTER CONTRIBUTION AGREEMENT)




                                         Interest                 Units
                                         --------                 -----
MANO HOLDINGS I, LLC                        99%                   9,900
One Manischewitz Plaza
Jersey City, NJ  07302

MANO HOLDINGS II, LLC                        1%                     100
One Manischewitz Plaza
Jersey City, NJ  07302

                                  EXHIBIT B

                            (FACE OF CERTIFICATE)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN THE ISSUER'S OPERATING AGREEMENT, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.

              CERTIFICATE FOR LIMITED LIABILITY COMPANY INTEREST

                                      IN
                       THE B. MANISCHEWITZ COMPANY, LLC


Certificate No.__________                                     ___________Units

_________________________________as a Manager of The B. Manischewitz Company, LLC, a Delaware limited liability company (the "LLC") hereby certifies that ______________is the holder of ____________ Units, as that term is defined in the Operating Agreement of the LLC, dated as of ____________, as amended and restated from time to time (the "Agreement") (copies of which are on file at the principal office of the LLC).

This Certificate is not negotiable or transferable except as provided in the Agreement, and any such transfer will be valid only upon delivery of this Certificate, together with an assignment in the form set forth on the reverse hereof (or otherwise acceptable to the Managers and sufficient to convey an interest in the LLC pursuant to the Delaware Limited Liability Company Act, as it may be amended and in effect from time to time, or any successor statute thereto) and the Agreement, duly executed, to the Managers of the LLC.


                                  THE B. MANISCHEWITZ COMPANY, LLC, a Delaware limited liability company



Dated:______________________   By:____________________________________________
                                    Print Name:_______________________________
                                    Its:  Manager

                           (REVERSE OF CERTIFICATE)

               ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST
                                      IN
                       THE B. MANISCHEWITZ COMPANY, LLC

FOR VALUE RECEIVED, the undersigned ("Assignor") hereby assigns, conveys, sells and transfers unto

                      _________________________________
                                 ("Assignee")


______________________________________   _____________________________________
(Please insert Social Security or other  _____________________________________
identifying number of Assignee)             __________________________________
                                                (Please print or typewrite
                                                name address of Assignee)

all rights and interest of Assignor in ____________ Units evidenced hereby and directs that all future distributions and allocations with respect to such specified assigned Units be paid or allocated by the LLC to such Assignee. The Assignor hereby irrevocably constitutes and appoints the Managers, or any of them, as Assignor's attorney-in-fact with full power of substitution in the premises to transfer the same on the books of the LLC.

Dated:________________________    _____________________________________________
                                  Signature of Assignor

Note: The signature to any assignment must correspond with the name as written upon the face of this Certificate, in every particular, without alteration or enlargement or any change whatever. If the assignment is executed by an attorney, executor, administrator, trustee or guardian, the person executing the assignment must give such person's full title in such capacity, if not on file with the LLC or its transfer agent, must be forwarded with this Certificate.

The undersigned, a Manager of the LLC, hereby consents to this Assignment pursuant to the Agreement.


                                  THE B. MANISCHEWITZ COMPANY, LLC, a Delaware limited liability company


Dated:____________________       By:__________________________________________
                                      Print Name:_____________________________
                                      Its:  Manager

THE INTEREST AND UNITS EVIDENCED HEREBY ARE SUBJECT TO ALL TERMS AND CONDITIONS OF THE AGREEMENT AND UNLESS AND UNTIL ADMITTED TO THE LLC AS A MEMBER . NO ASSIGNEE SHALL BE ENTITLED TO ANY OF THE RIGHTS, POWERS OR PRIVILEGES OF THE ASSIGNOR EXCEPT THAT ASSIGNEE SHALL BE ENTITLED TO THE DISTRIBUTIONS PAID AND ALLOCATIONS MADE WITH RESPECT TO SUCH INTEREST AS DIRECTED BY THE ASSIGNOR ABOVE.




                                     B-2